Exhibit 99.1

EzFill Holdings Announces Pricing of $15 Million Public Offering and Closing of Share Exchange with NextNRG

NextNRG, Inc. will Trade Under the New Ticker Nasdaq: NXXT

Miami, Florida, February 13, 2025 — EzFill Holdings, Inc. (“EzFill” and the “Company”) (Nasdaq: EZFL), a leading mobile fueling company, today announced the pricing of a public offering of 5,000,000 shares of common stock at a price to the public of $3.00 per share, for gross proceeds of $15,000,000, before deducting underwriting discounts and offering expenses. In addition, EzFill has granted the underwriters a 45-day option to purchase up to an additional 750,000 shares of common stock to cover over-allotments, if any.

EzFill today also announced the closing of its previously announced share exchange agreement with NextNRG Holding Corp. Effective February 14, 2025, the Company will change its name from “EzFill Holdings, Inc.” to “NextNRG, Inc.” The Company’s common stock will cease trading under the ticker symbol “EZFL” and begin trading on the Nasdaq Capital Market under the ticker symbol “NXXT” and the new CUSIP number 652941105 as of the commencement of trading on February 14, 2025. The offering is expected to close on February 18, 2025, subject to satisfaction of customary closing conditions.

The Company intends to use the proceeds to expand its business, repay outstanding indebtedness, and general corporate purposes, including working capital.

ThinkEquity is acting as sole book-runner for the offering.

Anthony, Linder & Cacomanolis, PLLC is acting as legal counsel to EzFill and Loeb & Loeb LLP is acting as legal counsel to ThinkEquity in connection with the offering.

A registration statement on Form S-1 (File No. 333-275761) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and a post-effective amendment thereto became effective on February 13, 2025. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NextNRG, Inc. (f/k/a EzFill Holdings, Inc.)

NextNRG Holding Corp. (NextNRG) and EzFill have merged to form a combined entity focused on renewable energy, mobile fueling, and next-generation energy infrastructure. By leveraging artificial intelligence (AI) and machine learning (ML) technologies, NextNRG is developing an integrated ecosystem that combines solar energy generation, battery storage, wireless electric vehicle (EV) charging, and on-demand fuel delivery.

At the core of NextNRG’s strategy is the deployment of NextNRG Smart Microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs, and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities, and government properties, expanding energy accessibility while supporting decarbonization initiatives.

Following the merger with EzFill, NextNRG is integrating sustainable energy solutions into mobile fueling operations. The company will provide renewable energy to its fueling partners, supporting more efficient fuel delivery while advancing clean energy adoption. It continues to expand its growing fleet of fuel delivery trucks and national footprint, including the acquisition of Yoshi Mobility’s fuel division, further solidifying its position as a leader in the on-demand fueling industry.

By combining renewable energy innovation with mobile fueling expertise, NextNRG is building a sustainable energy ecosystem that bridges traditional fuel needs with AI-powered clean energy solutions.

The combined entity, NextNRG, will trade under the symbol NXXT on the Nasdaq Capital Market. To find out more visit NextNRG.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, EzFill’s expectations regarding the completion, timing and size of the proposed offering, EzFill’s expectations with respect to granting the underwriters a 45-day option to purchase additional shares and EzFill’s anticipated use of the net proceeds from the proposed offering. Any statement describing EzFill’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to EzFill’s business and macroeconomic and geopolitical events. These and other risks are described in the prospectus related to the proposed offering to be filed with the SEC. EzFill’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although EzFill’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by EzFill. Except as required by law, EzFill undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact:

Jeff Ramson, CEO

PCG Advisory, Inc.

jramson@pcgadvisory.com

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